UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34- 1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
4.800% Notes due 2028	WELL28	New York Stock Exchange
4.500% Notes due 2034	WELL34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On October 5, 2020, Welltower Inc. (the “Company”) issued a press release, which included discussion of certain developments in the Company’s senior housing operating portfolio during September 2020. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report.

The information included in this item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2020, the Company announced that Mr. Shankh Mitra has been appointed to serve as the Chief Executive Officer of the Company and a member of its Board of Directors (the “Board”), effective immediately. Mr. Mitra, who has been serving as Vice Chair, Chief Operating Officer and Chief Investment Officer, succeeds Thomas J. DeRosa, who stepped down as Chairman and Chief Executive Officer of the Company on October 5, 2020 after more than six years of service as the Company’s Chief Executive Officer. Mr. Mitra will retain his title as the Company’s Chief Investment Officer and will continue to lead the Company’s data analytics driven capital allocation and operator relationships. The Company also announced that Kenneth J. Bacon, who has been serving as an independent director on the Board since 2016, has been appointed to serve as the non-executive Chairman of the Board.

Prior to his appointment as the Chief Executive Officer of the Company, Mr. Mitra, age 40, had been serving as the Vice Chair, Chief Operating Officer and Chief Investment Officer of the Company since April 2020. Prior to that, Mr. Mitra had served as the Company’s Executive Vice President — Chief Investment Officer between August 2018 and April 2020; Senior Vice President — Investments between January 2018 and August 2018; and Senior Vice President—Finance & Investments from January 2016 to January 2018. From July 2013 to December 2015, Mr. Mitra served as Portfolio Manager, Real Estate Securities at Millennium Management. Mr. Mitra served as Senior Analyst at Citadel Investment Group from April 2012 to June 2013 and Fidelity Investments from June 2009 to March 2012. Mr. Mitra received an MBA from Columbia Business School and a bachelor’s degree in Engineering from Jadavpur University.

Mr. Bacon, age 65, is a co-founder of RailField Realty Partners (a financial advisory and asset management firm). Mr. Bacon has served as RailField’s managing partner since his retirement from the Federal National Mortgage Association (“Fannie Mae”) in March 2012. Prior to forming RailField, Mr. Bacon spent 19 years at Fannie Mae, most recently serving as the Executive Vice President of the multifamily mortgage business from July 2005 to March 2012.

In connection with this transition, the Company entered into a Separation Agreement (the “Agreement”) with Mr. DeRosa on October 5, 2020. Mr. DeRosa will receive the benefits set forth in Section 5(a) of his employment agreement, which was previously filed with the Securities and Exchange Commission (the “Commission”) on Form 8-K on April 16, 2020. A description of these benefits is contained in the Company’s Current Report on Form 8-K filed with the Commission on April 16, 2020. The Agreement also provides that the Company will reimburse Mr. DeRosa for the amount of premiums that he pays to obtain coverage under one or more group health plans until the date that he becomes eligible for Medicare and for transitional office and secretarial support. The agreement also includes a customary release by Mr. DeRosa of claims against the Company and its affiliates. Mr. DeRosa is also obligated to comply with various restrictive covenants, including a non-compete, non-solicitation and protection of the Company’s confidential information. Any disputes arising under the Agreement will be resolved by binding arbitration.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the executive and Board leadership changes described in Item 5.02 above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Welltower Inc., dated October 5, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Senior Vice President – General Counsel & Corporate Secretary

Dated: October 5, 2020

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